EXHIBIT 12.1

                          AVALONBAY COMMUNITIES, INC.
   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                              Six Months         Year              Year
                                                Ended           Ended             Ended
                                               June 30,       December 31,      December 31,
                                                 2000            1999              1998
                                           ---------------  --------------   ---------------
Net Operating Income                       $       97,829   $     172,276    $      123,535

(Less) Nonrecurring item:
        Gain on sale                       $      (18,752)  $     (47,093)   $      (25,270)
        Non-recurring charges                           -          16,782                 -

(Plus) Extraordinary item:
        Unamortized loan fee write-off     $            -   $           -    $          245

(Plus) Fixed charges:
        Portion of rents representative
                of the interest factor     $          221   $         526    $          293
        Interest expense                           40,430          74,699            54,650
        Interest capitalized                        7,657          21,888            14,724
        Debt cost amortization                      1,328           2,624             2,068
        Preferred dividend                         19,890          39,779            28,132
                                           --------------   -------------    --------------
          Total fixed charges (1)          $       69,526   $     139,516    $       99,867

(Less):
        Interest capitalized               $        7,657   $      21,888    $       14,724
        Preferred dividend                         19,890          39,779            28,132

Adjusted earnings (2)                      $      121,056   $     219,814    $      155,521
                                           --------------   -------------    --------------
Ratio (2 divided by 1)                               1.74            1.58              1.56
                                           ==============   =============    ==============

                                                 Year             Year             Year
                                                Ended            Ended            Ended
                                             December 31,     December 31,     December 31,
                                                 1997             1996             1995
                                            -------------   ---------------  ---------------
Net Operating Income                        $      64,916   $       51,651   $       30,937

(Less) Nonrecurring item:
        Gain on sale                        $        (677)  $       (7,850)  $            -
        Non-recurring charges                           -                -                -

(Plus) Extraordinary item:
        Unamortized loan fee write-off      $       1,183   $        2,356   $        1,158

(Plus) Fixed charges:
        Portion of rents representative
                of the interest factor      $         172   $          150   $          117
        Interest expense                           16,977            9,545           11,056
        Interest capitalized                        9,024           12,883            6,004
        Debt cost amortization                        700            1,842            1,869
        Preferred dividend                         19,656           10,422                -
                                            -------------   --------------   --------------
          Total fixed charges (1)           $      46,529   $       34,842   $       19,046

(Less):
        Interest capitalized                $       9,024   $       12,883   $        6,004
        Preferred dividend                         19,656           10,422                -

Adjusted earnings (2)                       $      83,271   $       57,694   $       45,137
                                            -------------   --------------   --------------
Ratio (2 divided by 1)                               1.79             1.66             2.37
                                            =============   ==============   ==============

                          AVALONBAY COMMUNITIES, INC.
                      RATIOS OF EARNINGS TO FIXED CHARGES

                                             Six Months         Year              Year
                                                Ended           Ended             Ended
                                               June 30,      December 31,      December 31,
                                                 2000            1999              1998
                                           ---------------  --------------   ---------------
Net Operating Income                       $        97,829  $       172,276  $      123,535

(Less) Nonrecurring item:
        Gain on sale                       $       (18,752) $       (47,093) $      (25,270)
        Non-recurring charges                            -           16,782               -

(Plus) Extraordinary item:
        Unamortized loan fee write-off     $             -  $             -  $          245

(Plus) Fixed charges:
        Portion of rents representative
                of the interest factor     $           221  $           526  $          293
        Interest expense                            40,430           74,699          54,650
        Interest capitalized                         7,657           21,888          14,724
        Debt cost amortization                       1,328            2,624           2,068
                                           ---------------  ---------------  --------------
          Total fixed charges (1)          $        49,636  $        99,737  $       71,735

(Less):
        Interest capitalized               $         7,657  $        21,888  $       14,724

Adjusted earnings (2)                      $       121,056  $       219,814  $      155,521
                                           ---------------  ---------------  --------------
Ratio (2 divided by 1)                                2.44             2.20            2.17
                                           ===============  ===============  ==============


                                                Year             Year             Year
                                               Ended            Ended            Ended
                                            December 31,     December 31,     December 31,
                                                1997             1996             1995
                                           -------------   ---------------  ---------------
Net Operating Income                       $      64,916   $       51,651   $       30,937

(Less) Nonrecurring item:
        Gain on sale                       $       (677)   $      (7,850)   $            -
        Non-recurring charges                          -                -                -

(Plus) Extraordinary item:
        Unamortized loan fee write-off     $       1,183   $        2,356   $        1,158

(Plus) Fixed charges:
        Portion of rents representative
                of the interest factor     $         172   $          150   $          117
        Interest expense                          16,977            9,545           11,056
        Interest capitalized                       9,024           12,883            6,004
        Debt cost amortization                       700            1,842            1,869
                                           --------------  --------------   --------------
          Total fixed charges (1)          $      26,873   $       24,420   $       19,046

(Less):
        Interest capitalized               $       9,024   $       12,883   $        6,004

Adjusted earnings (2)                      $      83,271   $       57,694   $       45,137
                                           -------------   --------------   --------------
Ratio (2 divided by 1)                              3.10             2.36             2.37
                                           =============   ==============   ==============